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                                                                    EXHIBIT 99.1

                       ANNUAL STATEMENT AS TO COMPLIANCE


The undersigned certifies that she is an Assistant Vice President of GreenPoint Credit, LLC (the "Servicer") and that, as such, she is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 4.20 of the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 1999 between GreenPoint Credit Corp., as Seller and Servicer, and The First National Bank of Chicago, as Trustee, (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) and further certifies that:

1. I have reviewed the activities for the one year period ending December 31, 1999 and performance under this agreement has been made under such officer's supervision under Section 4.20 of the Agreement; and

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period.


IN WITNESS WHEREOF, I have affixed hereunto my signature this 29th day of February, 2000.



                                      GREENPOINT CREDIT, LLC

                                      By /s/ Mary Churley
                                         -----------------------------------
                                         Mary Churley
                                         Assistant Vice President and Manager
                                         Investor Servicing